UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 23, 2025

NETGEAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50350	77-0419172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 East Plumeria Drive
San Jose,	CA	95134
(Address, including zip code, of principal executive offices)

(408)	907-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s):	Name of each exchange on which registered
Common Stock, $0.001 par value	NTGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Section 16 Officer Designation

On June 2, 2025, NETGEAR, Inc. (the “Company”) appointed Jonathan Oakes as the Company’s Senior Vice President of Home Networking. In this role, Mr. Oakes leads the Company’s home networking business, including hardware, software, and subscription services.

On July 22, 2025, the Company’s Board of Directors formally determined that Mr. Oakes is an “executive officer” of the Company within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, and therefore subject to the reporting requirements of Section 16 of that Act.

On July 15, 2025, the Company issued a press release announcing Mr. Oakes’s appointment. A copy of the press release is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Prior to joining the Company, Mr. Oakes, age 53, served as the Senior Vice President and General Manager of Devices at Axon Enterprise, Inc. (NASDQ: AXON) from January 2025 until May of 2025. Prior to Axon, Mr. Oakes served as Google, Inc.’s (NASDAQ: GOOGL) Vice President, Product and UX from January 2021 through June of 2024 after its acquisition of Fitbit, Inc. (NASDAQ: FIT) where Mr. Oakes served as the Executive Vice President of Product and Design from December 2019 to January 2021 and Vice President of Product Management from November of 2016 through November of 2019. Prior thereto, Mr. Oakes served as the Director of Product Management, Kindle Devices of Amazon Lab126, an Amazon.com, Inc. company (NASDAQ: AMZN) from March 2012 to April 2015, prior to which Mr. Oakes held various executive and other leadership roles, including at HP (NYSE: HPQ). Mr. Oakes received his Bachelor of Arts from Skidmore College and a Master of Business Administration from Harvard Business School.

There is no arrangement or understanding between Mr. Oakes and any other person pursuant to which he was selected as an officer of the Company, and there are no family relationships between Mr. Oakes and any of the Company’s directors or executive officers. Mr. Oakes is not a party to any transaction with the Company other than as described in this report or contemplated in the Offer Letter.

Offer Letter with Mr. Oakes

The Company entered into an Amended Confirmatory Employment Letter agreement with Mr. Oakes dated June 26, 2025 (the “Offer Letter”). Capitalized terms below in this description are defined in the Offer Letter. Under the terms of the Offer Letter, Mr. Oakes is entitled to an initial annual base salary of $500,000 and is eligible to receive a target annual cash bonus equal to 60% of his base salary earned during the year. Mr. Oakes is also eligible to participate in the benefit plans and programs established by the Company for its similarly-situated executives, subject to their respective terms and conditions, including without limitation any eligibility requirements. Mr. Oakes’s employment with the Company is subject to at-will termination by either the Company or Mr. Oakes.

Mr. Oakes also received two restricted stock unit awards (each, an “Equity Award”) under applicable Company equity incentive plans: (1) an award of time-based RSUs covering an initial grant of 62,500 Shares (the “RSU Award”); and (2) an award of performance-based RSUs covering an initial grant of 62,500 Shares (the “PSU Award”). Each Equity Award will be subject to the terms and conditions of the Company’s applicable equity plans as well as applicable award agreements between Mr. Oakes and the Company (an “Award Agreements”). Except as otherwise provided in Mr. Oakes’ Change in Control and Severance Agreement (as defined below), the Equity Awards will vest as follows:

1) One third of the RSU Award will vest on the one-year anniversary of the date vesting commences, and one-twelfth (1/12th) of the RSUs will vest each quarter for a period of 8 quarters thereafter, on the quarterly anniversary of the date vesting commences (or if there is no corresponding day, on the last day of the quarter), subject to his continued service with the Company through the applicable vesting dates; and

2) The number of shares subject to the PSU Award that become eligible to vest (the “Vesting Eligible PSUs”) will be determined based on how NETGEAR’s total shareholder return (“TSR”) compares to the TSRs of the companies in the Nasdaq Telecommunications Index (IXTC) over the multi-year performance period beginning on April 23, 2025 and ending on December 31, 2027. The Vesting Eligible PSUs, if any, will vest on the third anniversary of the PSU Award’s grant date, subject to Mr. Oakes’ continued service with NETGEAR through that date. The performance-based levels of achievement applicable to the Company’s 2025 PSU grants could allow for as much as 200% achievement for the highest level of defined performance.

The foregoing summary is qualified in its entirety by reference to the Offer Letter, a copy of which is filed as Exhibit 99.2 hereto and incorporated by reference.

Change in Control and Severance Agreement with Mr. Oakes

The Company also entered into a Change in Control and Severance Agreement (the “Severance Agreement”) with Mr. Oakes dated April 28, 2025. Capitalized terms below in this description are defined in the Severance Agreement. The Severance Agreement provides, among other things, for severance payments to Mr. Oakes under certain conditions as follows: In the event of a termination of Mr. Oakes’s employment either (i) by the Company without Cause (excluding by reason of Mr. Oakes’s death or Disability) or (ii) by Mr. Oakes for Good Reason, in either case during the period beginning one (1) month prior to a Change in Control and ending twelve (12) months following a Change in Control (the “Change in Control Period”) (a “Qualifying CIC Termination”) or otherwise outside the Change in Control Period (a “Qualifying Non-CIC Termination”), Mr. Oakes shall be entitled to severance benefits. For a Qualifying Non-CIC Termination, those severance benefits consist of: (1) a single, lump sum payment equal to twelve (12) months of Mr. Oakes’ annual base salary, less applicable withholdings; (2) up to twelve (12) months of health benefits, and (3) accelerated vesting of then-unvested equity awards that would have vested had Mr. Oakes remained employed with the Company for twelve (12) months following the date of the Qualifying Non-CIC Termination. For a Qualifying CIC Termination, those severance benefits consist of: (1) a single, lump sum payment equal to twelve (12) months of Mr. Oakes’ annual base salary, less applicable withholdings, (2) a single, lump sum payment equal to 100% of Mr. Oakes’ target annual bonus as in effect for the fiscal year in which the Qualifying CIC Termination occurs (or as in effect immediately prior to the Change in Control, if greater), less applicable withholdings, (3) up to twelve (12) months of health benefits, and (4) accelerated vesting of 100% of the then-unvested shares subject to each of Mr. Oakes’ then outstanding Company time-based equity awards, and (A) unless otherwise specified in the applicable equity award agreement governing any applicable award, each of Mr. Oakes’ then outstanding Company equity awards with performance-based vesting based on the achievement of operating or financial goals will immediately vest, with all performance goals and other vesting criteria deemed achieved at 100% of target levels. Severance is conditioned upon the execution and non-revocation of a release of claims and, in the case of a Qualifying Termination, Mr. Oakes’ (1) resignation from all officer or director positions with the Company and its subsidiaries, (2) return of all Company documents and other property, and (3) continued compliance with any confidential information agreement between himself and the Company. The Severance Agreement does not provide for any excise tax gross-ups. If merger-related payments or benefits are subject to the 20% excise tax under Section 4999 of the tax code, then Mr. Oakes will either receive all such payments and benefits subject to the excise tax or such payments and benefits will be reduced so that the excise tax does not apply, whichever approach yields the best after-tax outcome.

The foregoing description of Severance Agreement is a summary and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed herewith as Exhibit 99.3 and incorporated by reference.

Item 9.01 Exhibits.

(d)
Exhibits

Exhibit Number	Description

99.1	Press Release dated July 15, 2025 regarding Jonathan Oakes as new Senior Vice President and General Manager of Home Networking

99.2	NETGEAR Executive Employment Offer Letter Jonathan Oakes

99.3	NETGEAR Change in Control and Severance Agreement Jonathan Oakes

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2025	NETGEAR, INC.
	By:	/s/ Kirsten Daru
	Name:	Kirsten Daru
	Title:	General Counsel and Chief Privacy Officer